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Deed of Guarantee

Pioneer Creation Holdings Limited

Skyace Group Limited

Plentimillion Group Limited

Winland Online Shipping Holdings Corporation

Mr. Li Honglin

and

Ms. Xue Ying

to and in favour of

Dialease Maritime S.A.

in respect of one 32,379 DWT Bulk Carrier currently known as m.v. Angel Accord to be renamed as m.v. Bao Shun

____August 18__ 2009

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CONTENTS

THIS GUARANTEE (this **"Guarantee"**) is given on ___18__August, 2009 by

(1) **PIONEER CREATION HOLDINGS LIMITED**, a company incorporated and existing under the laws of the British Virgin Islands, having its registered office at P.O. Box 933, 2nd Floor, Abbott Building, Road Town, Tortola, British Virgin Islands (**"Pioneer"**);

(2) **SKYACE GROUP LIMITED**, a company incorporated and existing under the laws of the British Virgin Islands, having its registered office at P.O. Box 3152, Road Town, Tortola, British Virgin Islands (**"Skyace"**);

(3) **PLENTIMILLION GROUP LIMITED**, a company incorporated and existing under the laws of the British Virgin Islands, having its registered office at P.O. Box 3152, Road Town, Tortola, British Virgin Islands (**"Plentimillion"**);

(4) **WINLAND ONLINE SHIPPING HOLDINGS CORPORATION**, a corporation organised and existing under the laws of Texas, United States of America, having its registered office at 12841 Jones Road Suite 208, Houston, TX 77070 United States (**"Winland Shipping"**);

(5) **LI HONGlin**, who resides at #2315 Summit Building No. 4 Shanghai Road, Zhongshan Dist., Dalian, People's Republic of China and whose Chinese passport number is G29710206 (**"Mr. Li Honglin"**); and

(6) **XUE YING**, who resides at #2315 Summit Building No. 4 Shanghai Road, Zhongshan Dist., Dalian, People's Republic of China] and whose Chinese passport number is G19143872 (**"Ms. Xue Ying"**),

Pioneer, **Skyace**, **Plentimillion**, **Winland Shipping**, **Mr. Li Honglin** and **Ms. Xue Ying** are hereinafter collectively referred to as the **"Guarantors"** and each or any of the Guarantors as the **"Guarantor"**

to and in favour of

(7) **DIALEASE MARITIME S.A.**, a corporation organised and existing under the laws of Republic of Panama, whose Registered Agent there is the law firm Morgan & Morgan, 53rd E Street, Urbanizacion Marbella, MMG Tower, 16th Floor, Panama, Republic of Panama (the **"Lender"**).

RECITALS

(A) Pursuant to a Loan Agreement dated August 18 2009 between Bao Shun Shipping S.A., a company incorporated in Panama (the **"Borrower"**) and the Lender (such agreement as originally executed or as the same may be amended or supplemented from time to time the **"Loan Agreement"**), the Lender agreed to make an Advance to the Borrower not exceeding the Japanese Yen amount exchanged at the T.T.M. Rate as of the Delivery Date equivalent to Fourteen Million Four Hundred and Ninety Thousand United States Dollars (US$14,490,000) equal to seventy per cent (70%) of the Purchase Price.

(B) In order to induce the Lender to make the said Advance pursuant to the said Loan Agreement, each of the Guarantors has agreed to give the guarantee herein contained.

THE PARTIES AGREE AS FOLLOWS:

1. **INTERPRETATION**

1.1 **Definitions**

In this Guarantee, unless the context otherwise requires:

"Corporate Guarantors" means all of the Guarantors other than Mr. Li Honglin and Ms. Xue Ying;

"Default Rate" means the per annum rate of (i) fourteen point six per cent (14.6%) per annum above the actual cost at which the Lender will obtain the funds from any financial institution or source or (ii) three per cent (3%) per annum above the Interest Rate in force immediately prior to such default, whichever is larger, on the basis of a year of 360 days;

"Permitted Security Interest" means:

(a) liens securing obligations not more than 30 days overdue, arising by operation of law in the ordinary course of trading;

(b) Security Interests on assets valued equal to or less than US$500,000 arising out of title retention provisions in a supplier's standard conditions of supply of goods where the goods in question are supplied on credit and are acquired by the Borrower in the ordinary course of trading; and

(c) any other Security Interests permitted by the terms of the Loan Agreement;

"Purchase Price" means US$20,700,000.00 (twenty million seven hundred thousand United States Dollars;

"Reference Bank" means such prime bank or banks in Japan as the Lender may determine at its sole discretion at any time;

"Security Interest" means any mortgage, charge (fixed or floating), pledge, lien, hypothecation, right of set-off, security trust, assignment by way of security, reservation of title, any other security interest, security or any other agreement or arrangement (including, without limitation, a sale and repurchase arrangement) having the commercial effect of conferring security; and

"T.T.M. Rate" means the telegraphic transfer middle rate for United States Dollars to Japanese Yen determined by the Reference Bank;

"United States Dollars" or **"US$"** means the lawful currency of the United States of America.

1.2 **Construction**

In this Guarantee, unless a contrary intention appears:

(a) a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate, that person's successors and permitted assignees or transferees;

(b) references to clauses are references to clauses of this Guarantee;

(c) a reference to (or any specified provision of) any agreement, deed or other document is to be construed as a reference to that agreement, deed or other document (or that provision) as it may be from time to time, amended, varied, supplemented, restated or novated;

(d) a reference to a statute or statutory instrument or any provision thereof is to be construed as a reference to that statute or statutory instrument or such provision thereof as the same may be amended or re-enacted from time to time;

(e) the index to and the headings in this Guarantee are inserted for convenience only and are to be ignored in construing this Guarantee;

(f) words importing the plural shall include the singular and vice versa;

(g) **"assets"** includes property, business, undertaking and rights of every kind, present, future and contingent (including uncalled share capital) and every kind of interest in an asset;

(h) a **"consent"** includes an authorisation, approval, exemption, licence, order, permission or waiver;

(i) a **"filing"** includes any filing, registration, recording or notice; and

(j) words and expressions defined in the Loan Agreement shall bear the same meanings when used in this Guarantee.

2. GUARANTEE

2.1 Guarantee

Each of the Guarantors hereby unconditionally and irrevocably, jointly and severally and regardless of whether any Advance is made or not:

(a) guarantees to the Lender the due and punctual performance and observance of and compliance with by the Borrower all covenants, agreements, warranties, conditions, obligations and provisions on the part of the Borrower to be performed, observed or complied with under the Loan Agreement and the Finance Documents (as defined in the Loan Agreement) including, without limitation, the due and punctual payment of the principal and interest and other sums payable in accordance with the terms of the Loan Agreement and performance of all of the Borrower's obligations under the Finance Documents now or in the future due, owing or incurred in whatsoever manner, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety together with all liabilities in respect of interest and all costs, charges and expenses incurred in connection with those obligations (the **"Debtor's Obligations"**);

(b) covenants that, in the event that any amount of principal or interest or any other moneys expressed to be payable by the Borrower under the Loan Agreement shall not be paid when the same shall be expressed to be payable, whether on maturity or otherwise or the Borrower does not pay any amount in the Debtor's Obligations when due, each of the Guarantors will, forthwith on demand, make such payment, or cause such payment to be made, to the Lender as if it were the principal obligor and in the manner specified by the Lender together with all interest expressed to be accrued on any such amount pursuant to the Loan Agreement or any of the Finance Documents, as the case may be, to the date of payment; and

(c) undertakes to indemnify the Lender on demand against any cost, loss or liability suffered by the Lender if the guarantee given under clause 2.1 or any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.

2.2 Interest

Each Guarantor will pay interest to the Lender on all amounts due from it under this guarantee from the date the Lender demands payment from it until payment of such amounts (both before and after any judgment) at the Default Rate on the basis that such interest shall be compounded with monthly rests. Notwithstanding the foregoing, Default Interest under this Guarantee shall not be payable on any portion of obligation of the Borrower which represents Default Interest payable under the Loan Agreement.

3. CONTINUING SECURITY

The obligations of each Guarantor under clause 2 (Guarantee) (the **"Guarantee Obligations"**):

(a) are continuing security and shall be construed and take effect as a guarantee of all of the Debtor's Obligations regardless of any intermediate payment, counterclaim which any Guarantor or the Borrower may have against the Lender or discharge in whole or part, until the Debtor's Obligations shall have been satisfied and discharged in full; and

(b) are to be in addition to and are not in any way prejudiced by and shall not merge with any other security or any other guarantee which the Lender may now or in the future hold.

4. LENDER PROTECTIONS

4.1 No Discharge

The Guarantee Obligations shall not be discharged, diminished or in any way affected as a result of any of the following (whether or not known to any Guarantor or the Lender):

(a) any granting of time, consent, waiver or any other indulgence to, or composition made with, the Borrower, any Guarantor or any other person;

(b) any amendment to or replacement of, any Finance Document or any other agreement, instrument or security (however fundamental);

(c) any exchange, release, surrender, sale, purchase or any variation whatsoever by the Lender of any of the Guarantee Obligations;

(d) the taking, variation, compromise, renewal, release or refusal or neglect to perfect or enforce any right, remedies or securities against the Borrower or any other person;

(e) any purported obligation of the Borrower or any other person to the Lender (or any security for that obligation) becoming wholly or in part void, invalid, illegal or unenforceable for any reason;

(f) any incapacity, lack of power, authority or legal personality, or any change in the name, constitution or otherwise of the Borrower, any Guarantor, the Lender, the Lender's successors and assigns or any other person;

(g) any Guarantor or the Borrower becoming bankrupt, insolvent, going into receivership or liquidation or having an administrator appointed or becoming subject to any other procedure for the suspension of payments to or protection of creditors or similar proceedings;

(h) any reorganisation, merger, dissolution, absorption, amalgamation, consolidation, reconstruction or any other event of any Guarantor, the Borrower or the Lender by or with any other person by which corporate identity is lost;

(i) any other act, omission, circumstance, matter or any other circumstances whatsoever which, but for this provision, might operate to vary, release or otherwise exonerate a Guarantor from any of its obligations under this Guarantee;

(j) the failure of any Guarantor or any other guarantor also requested by the Lender to guarantee or give security for all or any of the Guarantee Obligations, to execute this Guarantee;

(k) any extension, renewal, acceptance or forbearance of, or waiver, consent or indulgence with respect to, or release of, or modification or amendment of or supplement to (including, but not limited to, any extension or change of the time of payment, and/or a change of the manner, place or terms of payment of all or any of the Guarantee Obligations, and/or increase or decrease of the rate of interest thereon) the Loan Agreement, any Finance Document Collateral Instruments or Collateral (each as defined in Clause 4.4 below);

(l) any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any Guarantee Obligations, any of the Loan Agreement, this Guarantee, any Finance Document, any Collateral or any of the Collateral Instruments, or any action or inaction in respect of any thereof;

(m) any exchange, release, surrender, sale, purchase by the Lender and/or other disposition or failure of disposition of any of the Collateral or the release of any other Guarantor of any of the Guarantee Obligations; or

(n) any compromise or settlement with respect to the Guarantee Obligations or the obligations of any Guarantor and/or any party to the Loan Agreement, any Finance Document or Collateral Instruments.

4.2 **Determination of Guarantee Obligations**

If, notwithstanding clause 3 (Continuing Security), the Guarantee Obligations cease to be continuing obligations:

(a) the Lender may continue any account or open one or more new accounts with the Borrower and the liability of each Guarantor shall not be in any way reduced or affected by any subsequent transactions or receipts or payments into or out of any such account; and

(b) each Guarantor will remain liable in relation to all Debtor's Obligations as at the date of determination (whether demanded or not) and whether or not the Borrower is then in default in relation to the Debtor's Obligations.

4.3 **Immediate Recourse**

Each Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any rights or security or claim payment from any person before claiming from it under this Guarantee. This waiver applies irrespective of any law or any provision of a Finance Document or any document to the contrary.

4.4 **Guarantor as Principal Debtor**

Each of the Guarantors hereby waives any right to require the Lender to sue, enforce payment or exhaust any rights or remedies which it may have against the Borrower or any other person or entity or with respect to any collateral or other guarantee which is now or may hereafter be serving as security for the performance of any or all of the Guarantee Obligations (such collateral, security and guarantee, collectively the **"Collateral",** and any such instrument, agreement or document providing for or relating to any Collateral, collectively the **"Collateral Instruments"**) before the Lender may proceed to exercise any right or remedy it may have under this Guarantee, and the Lender may proceed to exercise any right or remedy which the Lender may have under this Guarantee without regard to any actions or omissions of any other person or entity and the Lender may exercise any such right or remedy independently and in separate actions or proceedings and each of the Guarantors hereby so agrees and waives any right it has or may have to object to any such proceedings being separately brought.

The Lender shall be at liberty to act as though each Guarantor were the principal debtor and obligor in respect of the Guarantee Obligations and in the event of the winding-up or dissolution of the Borrower or in the event of any reconstruction or amalgamation in which or as a consequence of which the Borrower loses its separate corporate identity, each Guarantor shall become liable to the Lender for the payment of all moneys expressed to be payable by the Borrower to the Lender pursuant to the Loan Agreement and Finance Documents and performance and observance of and compliance with all the other Guarantee Obligations.

5. NO COMPETITION

5.1 No Competition

Subject to clause 5.2 (Exercise of Rights), until all the Debtor's Obligations have been irrevocably paid and discharged in full and the Lender has no further commitment to provide facilities or accommodation to the Borrower, each Guarantor undertakes not to exercise any rights which it may have:

(a) to be subrogated to or otherwise entitled to share in, any security or monies held, received or receivable by the Lender or to claim any right of contribution in relation to any payment made by it under this Guarantee;

(b) to exercise or enforce any of its rights of subrogation and indemnity against the Borrower or any co-surety;

(c) following a claim being made on any Guarantor under this Guarantee, to demand or accept repayment of any monies due from the Borrower or claim any set-off or counterclaim against the Borrower; and

(d) to claim or prove in a liquidation or other insolvency proceeding of the Borrower or any co-surety in competition with the Lender.

5.2 Exercise of Rights

Following the making of any demand on any Guarantor under this Guarantee, that Guarantor will (at its own cost) promptly take such of the steps or action as are referred to in clause 5.1 (No Competition) above as the Lender may from time to time stipulate.

5.3 Turnover

Each Guarantor shall promptly pay to the Lender an amount equal to any set-off, proof or counterclaim exercised by it against the Borrower or any co-surety and shall hold in trust for and promptly pay or transfer to the Lender any payment or distribution or benefit of security in fact received by it whether arising as a result of a breach of clause 5.1 (No Competition) or compliance with directions given under clause 5.2 (Exercise of Rights).

5.4 Assent and Waiver

Each of the Guarantors hereby assents to all of the terms of the Guarantee Obligations and waives:

(a) demands for the performance or observance of all or any of the Guarantee Obligations;

(b) presentment, protest or notice of dishonour of all or any of the Guarantee Obligations;

(c) notice of any indulgence, extensions, consents or waivers given to the Borrower, notice of the occurrence of any default or event of default under the Loan Agreement or any Finance Document and any other notice of any kind whatsoever;

(d) any requirement of diligence or promptness on the part of the Lender in making any claim or demand on, or commencing suit against the Borrower and any Guarantor or either of them; and

(e) otherwise acting in the enforcement of rights of the Lender in respect of the Guarantee Obligations and this Guarantee.

6. SUSPENSE ACCOUNT

Until all Debtor's Obligations have been irrevocably satisfied in full, the Lender may place and keep any money received or recovered from a Guarantor in relation to the Debtor's Obligations in a suspense account. Amounts deposited in such account shall accrue interest at the Lender's usual rate for deposits of a similar nature from time to time and interest accrued shall be credited to that account.

7. PAYMENTS

7.1 Payments by Guarantors

All payments to be made by the Guarantors under this Guarantee are to be made to the Lender in immediately available cleared funds in the same currency in which the sums comprising the Debtor's Obligations are denominated not later than 11.00 a.m. Tokyo time on such day to such account as the Lender specifies for this purpose.

7.2 No Set-Off or Deductions

All payments made by the Guarantors under this Guarantee must be made in full without set-off or counterclaim and not subject to any condition and without deduction or withholding for or on account of any present or future taxes of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing or governmental authority. If any deduction or withholding from any payment is required by law then the relevant Guarantor will promptly pay to the Lender an additional amount being the amount required to procure that the aggregate net amount received by the Lender will equal the full amount which would have been received by it had no deduction or withholding been made.

7.3 As used in this sub-clause "taxes" includes all levies, imposts, duties, charges, fees, deductions and withholdings whatsoever and any restrictions or conditions resulting in a charge.

8. REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants to the Lender in the terms set out below.

8.1 Incorporation

Each of the Corporate Guarantors is duly incorporated and validly existing with limited liability and in good standing under the laws of the jurisdiction in which it was incorporated and has the power to own its assets and carry on its business as presently carried on; and each of Mr. Li Honglin and Ms. Xue Ying is of good standing and sui juris as an individual under the laws of the People's Republic of China and has the power to own assets and carry on his or her businesses as presently carried on.

8.2 Power and Capacity

Each of the Guarantors have the power, authority and capacity to enter into and comply with its obligations under this Guarantee which constitutes legal, valid and binding obligations enforceable in accordance with its terms.

8.3 **Authorisation**

Each of the Guarantors have taken all necessary action:

(a) to authorise the entry into and compliance with their obligations under this Guarantee;

(b) to ensure that their obligations under this Guarantee are valid, legally binding and enforceable in accordance with their terms; and

further, each of the Guarantors will take any necessary action:

(c) to make this Guarantee admissible in evidence in the courts of England.

8.4 **Consents**

All consents and filings required by the Guarantors for the conduct of their business as presently conducted and in connection with the entry into, performance, validity, enforceability and admissibility in evidence of this Guarantee have been unconditionally obtained and are in full force and effect.

8.5 **No Contravention**

Neither the entry into this Guarantee by any Guarantor nor the performance of any of the Guarantors' obligations under it do now or will (as may be applicable):

(a) contravene any law, regulation, judgment or order to which the Guarantor is subject; or

(b) breach any agreement or the terms of any consent binding on the Guarantor; or

(c) in the case of a Corporate Guarantor, conflict with its constitutional documents.

8.6 **Debts**

Each of the Guarantors is not unable to pay its debts as they fall due.

8.7 **Litigation**

No dispute, litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened against any of the Guarantors which might by itself or together with other disputes or proceedings have a material adverse effect on the business, assets or financial condition of any of the Guarantors.

8.8 **No Default**

The Guarantor is not in default under any material agreement to which it is a party or by which it is bound, nor in respect of any financial commitment or obligation.

8.9 **Financial Statements**

The up-to-date financial statements of each Corporate Guarantor, copies of which have been heretofore delivered to the Lender, give a true and fair view of the financial condition of each Corporate Guarantor and the results of its operations for the period covered by such financial statements.

9. UNDERTAKINGS

Each Guarantor undertakes to the Lender from the date of this Guarantee until it has ceased to have any obligations (actual or contingent) under this Guarantee in the terms set out below.

9.1 Financial Statements

Each Corporate Guarantor will deliver to the Lender as soon as practicable and in any event within 180 days from the end of each of its financial years, copies of its audited balance sheets and profit and loss statements together with such other information as the Lender shall reasonably require.

9.2 Conduct of Business

It will conduct and carry on its business in a proper and efficient manner.

9.3 Books of Account

It will keep or cause to be kept proper books of account relating to its business and will retain an international, independent firm of accountants of good repute, reasonably acceptable to the Lender, as its auditor.

9.4 Disposals

It will not (whether by a single transaction or a number of related or unrelated transactions and whether at the same time or over a period of time) sell, transfer, lease out, lend or otherwise dispose of any of its assets or agree to do so other than on arm's length terms.

9.5 No Security Interests

(a) It will not, without the Lender's prior written consent (such consent not to be unreasonably withheld), create or agree to create or permit to subsist (in favour of any person other than the Lender) any Security Interest over the whole or any part of its assets other than a Permitted Security.

(b) It will promptly provide the Lender with written notification of any Security Interest created or subsisting over all or a substantial part of its assets upon request of the Lender.

9.6 Information

It will give to the Lender all such information as the Lender may reasonably request which is not as a matter of law or regulation confidential or reasonably considered by such Guarantor to be confidential with regard to the performance by the Borrower or such Guarantor of their respective obligations under the Loan Agreement, this Guarantee or any Finance Document and in the case of a Corporate Guarantor, shall procure that, if so requested by the Lender, an appropriate officer of such Corporate Guarantor shall certify any of such information.

10. COSTS AND EXPENSES

Each Guarantor will pay to the Lender on demand, on a full indemnity basis, the amount of all costs and expenses (including fees payable to the Lender's counsels, attorneys, accountants or other professionals and other out-of-pocket expenses and any consumption tax or similar tax thereon if any) incurred by the Lender in connection with:

(a) the drafting, negotiation, preparation, production, execution, registration, recording, administration, amendment and release of this Guarantee; and

(b) the enforcement or attempted enforcement of, or preservation of the Lender's rights under, this Guarantee and/or any other Finance Documents or in consequence of any payment made under this Guarantee (whether made by any Guarantor or a third person) being impeached or declared void for any reason whatsoever.

11. CUMULATIVE POWERS AND AVOIDANCE OF PAYMENTS

11.1 Cumulative Powers

The powers which this Guarantee confers on the Lender are cumulative, without prejudice to its powers under the general law, and may be exercised as often as the Lender thinks appropriate. The Lender may, in connection with the exercise of its powers, join or concur with any person in any transaction, scheme or arrangement whatsoever.

11.2 Voidable Payments

If the Lender reasonably considers that any amount paid by any Guarantor in relation to the Debtor's Obligations is capable of being avoided or set aside on the liquidation or administration of any Corporate Guarantor or on the bankruptcy of Mr. Li Honglin or Ms. Xue Ying or otherwise, then for the purposes of this Guarantee, such amount shall not be considered to have been paid.

11.3 Conditional Discharge

Any settlement or discharge between the Lender and the Borrower and/or any Guarantor shall be conditional upon no security or payment to the Lender by the Borrower or any Guarantor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to Bankruptcy, insolvency or liquidation for the time being in force and accordingly (but without limiting the Lender's other rights under this Guarantee) the Lender shall be entitled to recover from the Guarantors the value which the Lender has placed upon such security or the amount of any such payment as if such settlement or discharge had not occurred.

12. SET-OFF

12.1 Set-Off Rights

The Lender may at any time after it has made a demand on any Guarantor under this Guarantee (without notice to the Guarantors or any of them):

(a) set-off or otherwise apply amounts standing to the credit of any Guarantor's accounts with the Lender (irrespective of the terms applicable to such accounts and whether or not those amounts are then due for repayment to that Guarantor);

(b) set-off any other obligations (whether or not then due for performance) owed by the Lender to any Guarantor,

in or towards satisfaction of the Guarantee Obligations (and any other amounts due under this Guarantee).

12.2 Different Currencies

The Lender may exercise its rights under clause 12.1 (Set-Off Rights) notwithstanding that the amounts concerned may be expressed in different currencies and the Lender is authorised to effect any necessary conversions at a market rate of exchange selected by it.

12.3 **Unliquidated Claims**

If the relevant obligation or liability is unliquidated or unascertained the Lender may set-off the amount which it estimates (in good faith) will be the final amount of such obligation or liability once it becomes liquidated or ascertained.

13. NOTICES

13.1 **Mode of Service**

Except as specifically otherwise provided in this Guarantee, any notice, demand or other communication (a **"Notice"**) to be served under this Guarantee will be in writing and in English, unless the context otherwise requires hereunder, and be:

(a) personally delivered; or

(b) sent by postage prepaid registered airmail or mail; or

(c) dispatched by fax, addressed, until further notice to other parties in writing of a change of address, as follows:

If to any of the Guarantors:

c/o Winland Shipping Co., Ltd
Winland Bldg No.305 Zhongshan Road,
Shahekou District, Dalian 116021,
Liaoning Province. PRC

Attention: Chairman
Tel: 86-411-3966-0000
Fax: 86-411-3966-0168

If to the Lender:

c/o Mitsubishi UFJ Lease & Finance Company Limited
5-1, Marunouchi 1-Chome
Chiyoda-ku, Tokyo, Japan

Attention: Ship Finance Department
Tel: 81-3-6865-3037
Fax: 81-3-6895-5301

13.2 **Deemed Service**

(a) Subject to clause 13.2(b), a Notice will be deemed to be given as follows:

(i) if by letter, when delivered personally or on actual receipt; and

(ii) if by facsimile, when delivered.

(b) A Notice given in accordance with clause 13.2(a) but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

14. CURRENCY INDEMNITY

Each of the Guarantors hereby acknowledges that this Guarantee, the Loan Agreement and the Finance Documents constitute international transactions in which the specification of the currency is of the essence. If:

(a) any amount payable by any Guarantor under or in connection with this Guarantee is received by the Lender (or by an agent on behalf of the Lender) in a currency (the **"Payment Currency"**) other than that agreed in clause 7.1 (Payments by Guarantor) (the **"Agreed Currency"**), whether as a result of any judgment or order, the enforcement of any judgment or order, the liquidation of the relevant Corporate Guarantor or bankruptcy of Mr. Li Honglin or Ms. Xue Ying or otherwise, and the amount produced by converting the Payment Currency so received into the Agreed Currency under normal banking procedures is less than the relevant amount of the Agreed Currency; or

(b) any amount payable by any Guarantor under or in connection with this Guarantee has to be converted from the Agreed Currency into another currency (the **"Converted Currency"**) for the purpose of (i) making or filing a claim or proof against any Guarantor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to this Guarantee or any other Finance Document or document, and the amount produced by converting the Converted Currency so received into the Agreed Currency under normal banking procedures is less than the relevant amount of the Agreed Currency,

then the Guarantors will, as an independent obligation, on demand indemnify the Lender for the deficiency and any loss sustained as a result, including without limitation, the additional amount necessary to yield the amount of the Agreed Currency due and owing. Any conversion required will be made at the prevailing rate of exchange on the date and in the market determined by the Lender as being most appropriate for the conversion. The Guarantors will also pay the costs of the conversion.

15. MISCELLANEOUS

15.1 Certificates Conclusive

A certificate, determination, notification or opinion of the Lender as to any amount payable under this Guarantee or the Loan Agreement will be conclusive and binding on the Guarantors except in the case of manifest error.

15.2 Property in Guarantee

This Guarantee is and at all times shall remain the property of the Lender.

15.3 No Implied Waivers

No failure or delay by the Lender in exercising any right, power or privilege under this Guarantee or any other Finance Document shall operate as a waiver of that right, power or privilege nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(a) The rights and remedies provided in this Guarantee are cumulative and not exhaustive of any rights or remedies provided at law.

(b) A waiver given or consent granted by the Lender under this Guarantee will be effective only if given in writing and then only in the instance and for the purpose for which it is given.

15.4 **Invalidity of any Provision**

If any provision of this Guarantee is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

15.5 **Assignment**

The Lender may at any time assign or otherwise transfer all or any part of its rights under this Guarantee.

15.6 **Counterparts**

This Guarantee may be executed in counterpart and all counterparts taken together shall be deemed to constitute one and the same instrument.

15.7 **Failure to Execute**

Failure by one or more parties (**"Non-Signatories"**) to execute this Guarantee on the date first written above will not invalidate its provisions as between the other parties who do execute it. Any Non-Signatories may execute this Guarantee (or a counterpart of it) on a subsequent date and will on that date become bound by its provisions.

15.8 **Third Party Rights**

The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement and no person other than the parties to this agreement shall have any rights under it nor shall it be enforceable under that Act by any person other than the parties to it.

16. **GOVERNING LAW AND SUBMISSION TO JURISDICTION**

16.1 **Governing Law**

This Guarantee (and any dispute, controversy, proceedings or claim of whatsoever nature arising out of or in any way relating to this agreement or its formation) shall be governed by and construed in all respects in accordance with the laws of England.

16.2 **Freedom of Choice**

Nothing in this Guarantee shall (and shall not be construed so as to) limit the right of the Lender to take proceedings against any Guarantor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

16.3 **Submission to Jurisdiction**

The Guarantors hereby irrevocably submit to the jurisdiction of the courts of England for the purpose of hearing and determining any dispute arising out of this Agreement and for the purpose of enforcement of any judgment against its assets and in any action or proceeding arising out of or relating to this Agreement, and the Borrower hereby irrevocably waives the defence of *forum non conveniens* with regard to the maintenance of such action or proceedings.

16.4 **Service of Process**

The Guarantors hereby undertake to irrevocably appoint an agent satisfactory to the Lender with an office in England, Great Britain to receive on their behalf service of summons and complaint and any other process which may be served in any action or

proceedings and to notify the Lender of the name and address of such agent promptly following execution of this Agreement.

IN WITNESS whereof this Guarantee has been duly executed as a deed on the date first above written.

Executed as a deed for and on behalf of)
PIONEER CREATION HOLDINGS)
LIMITED in the presence of:)

For and on behalf of
PIONEER CREATION HOLDINGS LIMITED

....
Director/Authorized Signature(s)

Executed as a deed for and on behalf of)
SKYACE GROUP LIMITED)
in the presence of:)

For and on behalf of
SKYACE GROUP LIMITED

....
Authorized Signature(s)

Executed as a deed for and on behalf of)
PLENTIMILLION GROUP LIMITED)
in the presence of:)

For and on behalf of
PLENTIMILLION GROUP LIMITED

....
Authorized Signature(s)

Executed as a deed by **WINLAND ONLINE SHIPPING HOLDINGS CORPORATION**)
acting by two directors:)

Director

WINLAND ONLINE SHIPPING HOLDINGS CORPORATION
CORPORATE SEAL 2006
TEXAS

Director/Secretary

Executed as a deed by **MR. LI HONGLIN**)
in the presence of:)

Signature

Witness

Executed as a deed by **MS. XUE YING** in)
the presence of:)
)
)

Signature

Witness

Executed as a deed by **DIALEASE**)
MARITIME S.A.)
acting by Kazuo Shibayama)
Director & President in the presence of:)